UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2008

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On December 5, 2008, the Board of Directors of Exide Technologies adopted a rights plan and declared a dividend of one common share purchase right for each outstanding common share. The dividend is payable on December 23, 2008 to our stockholders of record on that date. The terms of the rights and the rights plan are set forth in a Rights Agreement, dated as of December 6, 2008, by and between Exide Technologies and American Stock Transfer & Trust Company LLC, as rights agent, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Our Board of Directors adopted the rights plan to protect our stockholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the rights plan imposes a significant penalty upon any person or group (other than Exide Technologies, certain related persons and certain institutional investors) that acquires 20% or more (or, in the case of a person or group that beneficially owns 20% or more of the outstanding common shares on the date the plan is adopted, any additional common shares) of our outstanding common shares without the prior approval of our Board of Directors. A person or group that acquires a percentage of our common shares in excess of that threshold is called an "acquiring person." Any rights held by an acquiring person are void and may not be exercised.

The Rights

Our Board of Directors authorized the issuance of one right per each outstanding common share on December 23, 2008. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a common share for a purchase price of $40.00. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability

The rights will not be exercisable until the earlier of:

• 10 days after a public announcement by Exide Technologies that a person or group has become an acquiring person; and

• 10 business days (or a later date determined by our Board of Directors) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the "distribution date." Until the distribution date, our common share certificates will also evidence the rights and will contain a notation to that effect. Any transfer of common shares prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common shares and be evidenced by right certificates, which we will mail to all holders of rights that have not become void.

Flip-in Event

After the distribution date, if a person or group already is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase a number of our common shares (or other securities or assets as determined by our Board of Directors) having a market value of two times the purchase price.

Flip-over Event

After the distribution date, if a flip-in event has already occurred and Exide Technologies is acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Expiration

The rights will expire on December 23, 2011 unless earlier redeemed or exchanged.

Redemption

Our Board of Directors may redeem all (but not less than all) of the rights for a redemption price of $0.001 per right at any time before the later of the distribution date and the date of the first public announcement or disclosure by Exide Technologies that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price. The redemption price will be adjusted if we declare a stock split or issue a stock dividend on our common shares.

Exchange

After the later of the distribution date and the date of the first public announcement by Exide Technologies that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common shares, our Board of Directors may order the exchange of each right (other than rights that have become void) for one common share or an equivalent security.

Anti-Dilution Provisions

Our Board of Directors may adjust the purchase price of the common shares, the number of common shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of our common shares. No adjustments to the purchase price of less than 1% will be made.

Amendments

Before the time rights cease to be redeemable, our Board of Directors may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.001 per right. At any time thereafter, our Board of Directors may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our Board of Directors’ ability to amend the rights plan does not affect its power or ability to take any other action that is consistent with its fiduciary duties, including, without limitation, accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our Board of Directors determine in their sole discretion to be appropriate.

On December 8, 2008, the Company issued a press release announcing the adoption of the Rights Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

4.1 Rights Agreement, dated as of December 6, 2008, by and between Exide Technologies and American Stock Transfer & Trust Company LLC (Incorporated by reference to Exhibit 4.1 to the Form 8-A Registration Statement filed by Exide Technologies on December 8, 2008).

99.1 Press Release of Exide Technologies dated December 8, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

December 8, 2008	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Exide Technologies dated December 8, 2008